UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 19, 2005	(May 24, 2005)
Date of report	(Date of earliest event reported)

Hexcel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238
(Address of Principal Executive Offices and Zip Code)

(203) 969-0666
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Management Incentive Compensation Plan

Hexcel maintains the Management Incentive Compensation Plan (“MICP”) to provide for annual cash incentive awards at the discretion of the compensation committee.  On March 31, 2005, the compensation committee amended and restated the MICP, subject to stockholder approval to meet the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.  Hexcel’s stockholders approved the amended and restated MICP on May 19, 2005.  The amendment and restatement sets out the additional criteria upon which performance awards may be based and increases the maximum award to any participant in a plan year from $2 million to $3 million.

A copy of the amended and restated MICP is filed an exhibit to this Current Report on Form 8-K.  This description of the amended and restated MICP is qualified in its entirety by reference to the full amended and restated MICP.

Amended and Restated 2003 Incentive Stock Plan

Hexcel maintains the 2003 Incentive Stock Plan (“ISP”) to provide for stock incentive awards at the discretion of the compensation committee.  On March 31, 2005, the compensation committee amended and restated the ISP, subject to stockholder approval to meet the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. Hexcel’s stockholders approved the amended and restated ISP on May 19, 2005.  The amendment and restatement sets out the criteria upon which performance awards may be based.

A copy of the amended and restated ISP is filed an exhibit to this Current Report on Form 8-K.  This description of the amended and restated ISP is qualified in its entirety by reference to the full amended and restated ISP.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

99.1                                             Amended and Restated Hexcel Corporation Management Incentive Compensation Plan.

99.2                                             Amended and Restated Hexcel Corporation 2003 Incentive Stock Plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

May 24, 2005
/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Hexcel Corporation Management Incentive Compensation Plan.

99.2	Amended and Restated Hexcel Corporation 2003 Incentive Stock Plan.